EXHIBIT 99.1

PRESS RELEASE

US $

Resolute Grows Into Tissue with Acquisition of Atlas Paper

MONTRÉAL, CANADA, November 16, 2015 – Resolute Forest Products Inc. (NYSE: RFP) (TSX: RFP) today announced the acquisition of Atlas Paper Holdings, Inc., a leading manufacturer of at-home and away-from-home tissue products, including recycled and virgin paper grades.

“This is a step-change acquisition that provides us with an immediate position in the multi-billion-dollar North American consumer tissue market,” said Richard Garneau, president and chief executive officer of Resolute Forest Products. “We’re following through on our strategy toward the Resolute of the future with an acquisition that capitalizes on our unique ability to capture synergies by integrating forward our U.S. market pulp assets. This acquisition also gives us immediate tissue industry experience as we work toward bringing our Calhoun tissue project online by early 2017.”

Based in Florida, Atlas Paper manufactures branded and private label tissue products for the at-home and away-from-home markets. It offers both virgin and recycled products, covering economy, value and premium grades. Atlas Paper operates three tissue machines, with an annual production capacity of approximately 65,000 short tons; 14 converting lines in Hialeah (Miami) and Sanford (Orlando); and a paper recycling facility in Tampa. Atlas Paper employs about 360 people. It will be “business as usual” at Atlas Paper in terms of relationships and commitments to suppliers and customers.

Resolute is uniquely positioned to generate synergies and related benefits with this acquisition, by:

•	optimizing Atlas Paper’s pulp supply using Resolute’s strong U.S. market pulp network;

•	capitalizing on excess tissue converting capacity;

•	immediately integrating Atlas Paper’s tissue expertise for the start-up of the Calhoun tissue project in Tennessee; and

•	offering a greater range of products – economy, value and premium grades – to existing and future customers.

Richard Garneau added: “This transaction fits nicely with our June announcement to build state-of-the-art tissue and converting facilities in Calhoun that will produce approximately 66,000 short tons (60,000 metric tons) per year of at-home, premium bath tissue and towel focused on the private label market. By integrating our U.S. pulp assets to produce high-quality products, we will compete in that market as one of only a few integrated producers, using the latest technology. With today’s announcement, we enter the tissue market right away, and we do so by way of an acquisition that is synergistic and also integrative. We will benefit from the know-how and the expertise of Atlas Paper’s experienced tissue manufacturing, sales and management teams, and we will have access to its customer base.”

“We are excited about becoming part of a larger, diversified company that views the tissue market as a cornerstone of its future,” stated Jim Brown, president and chief executive officer of Atlas Paper Holdings, Inc. “This is a win-win: For Atlas Paper, we will benefit from pulp supply efficiencies and we will offer a wider range of products to our customers once the Calhoun tissue project is up and running. For Resolute, my team can bring the market knowledge and expertise that will help us all meet our common business objectives.”

The purchase price in the transaction, which closed today, was $156 million, including working capital. The company estimates approximately $23 million of annualized earnings before interest expense, income taxes, and depreciation and amortization, or “EBITDA,” including synergies, starting in the first quarter of 2016. Resolute expects to maintain Atlas Paper’s current structure, and that most employees, including management, will remain with the organization. The financial results attributable to these assets will be reported in a stand-alone “tissue” segment. The company paid for Atlas Paper with available cash, but expects to explore financing opportunities in the coming months, considering its previously-reported significant capital expenditure expectations in connection with the Calhoun tissue project.

BMO Capital Markets acted as the financial advisor and Akerman LLP acted as the legal advisor to Resolute on the transaction.

Investor Conference Call

The company will hold a conference call to discuss the acquisition of Atlas Paper on Tuesday, November 17, 2015, at 10:30 a.m. (ET). The public is invited to join the call at (877) 223-4471 at least fifteen minutes before its scheduled start time. A simultaneous webcast will also be available using the link provided under “Presentations and Webcasts” in the “Investors” section of www.resolutefp.com, or directly. A replay of the webcast will be archived on the company’s website; a phone replay will also be available until December 3 by dialing (800) 585-8367, conference number 82131466.

Cautionary Statements Regarding Forward-Looking Information

Statements in this press release that are not reported financial results or other historical information of Resolute Forest Products Inc. are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to Resolute’s: expected benefits of the acquisition; cost savings and growth potential; business and operating outlook; assessment of market conditions; prospects, growth strategies and the industry in which it operates; and strategies for achieving its goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” and other terms with similar meaning indicating possible future events or potential impact on the company’s business or Resolute’s shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause Resolute’s actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this press release include, but are not limited to, the possible failure to successfully integrate the businesses of Resolute and Atlas Paper or that such integration may be more difficult, time-consuming or costly than expected; expected benefits from the acquisition may not be fully realized or realized within the expected time frame; revenues following the acquisition may be lower than expected; operating costs, customer loss and business disruption, including difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the acquisition; developments in alternative media, which are expected to adversely affect the demand for some of Resolute’s key products; any additional closure costs and long-lived asset impairment or accelerated depreciation charges; currency fluctuations; global economic conditions; intense competition in the forest products industry; negative publicity, even if unjustified; the highly cyclical nature of the forest products industry; contributions to its Canadian pension plans at levels higher than expected; the terms of outstanding indebtedness, which could restrict current and future operations; Resolute’s ability to maintain adequate capital resources to provide for all of its substantial capital requirements; any inability to successfully implement its strategies to increase earnings power; changes in laws or regulations, including environmental regulations; future regulation of Canadian softwood lumber exports to the United States; countervailing duties or cash deposit requirements; any difficulties in obtaining wood fiber at favorable prices, or at all; changes in the cost of purchased energy and other raw materials; changes in political or economic conditions in Canada, the United States or other countries in which Resolute products are manufactured or sold; physical and financial risks associated with climate change; labor disputes; extreme weather conditions or natural or man-made disasters; cyber security risks; acquisitions, divestitures or other strategic transactions Resolute may pursue; and the potential risks and uncertainties set forth under the heading “Risk Factors” in Part 1, Item 1A of Resolute’s annual report on Form 10-K for the year ended December 31, 2014 and in Part II, Item 1A of Resolute’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2015.

All forward-looking statements in this press release are expressly qualified by the cautionary statements contained or referred to above and in Resolute’s other filings with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

About Resolute Forest Products

Resolute Forest Products is a global leader in the forest products industry with a diverse range of products, including newsprint, specialty papers, market pulp and wood products. The company owns or operates some 40 pulp and paper mills and wood products facilities in the United States, Canada and South Korea, and power generation assets in Canada. Marketing its products in close to 80 countries, Resolute has third-party certified 100% of its managed woodlands to at least one of three internationally recognized sustainable forest management standards. The shares of Resolute Forest Products trade under the stock symbol RFP on both the New York Stock Exchange and the Toronto Stock Exchange.

Contacts

Investors Rémi G. Lalonde Vice President and Treasurer 514 394-2345 ir@resolutefp.com	Media and Others Seth Kursman Vice President, Corporate Communications, Sustainability and Government Affairs 514 394-2398 seth.kursman@resolutefp.com